UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

JACLYN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of Incorporation)

197 West Spring Valley Avenue
Maywood, New Jersey	07607
(Address of Principal Executive Offices)	(Zip Code

Registrant's telephone number, including area code: (201) 909-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 5, 2007, Jaclyn, Inc. (the “Company”) issued a press release announcing that a special committee of independent directors has recommended, and the Company’s Board of Directors has approved, plans to cease the registration of its common stock under federal securities laws and to withdraw its shares of common stock from listing on the American Stock Exchange. The Company is taking these steps to avoid the substantial and increasing cost and expense of being a Securities and Exchange Commission reporting company and of regulatory compliance under the Sarbanes-Oxley Act of 2002, and to focus the Company’s resources on increasing long-term stockholder value.

In order to deregister its shares of common stock under federal securities laws, the Company will need to reduce its number of stockholders of record to below 300. To accomplish this, the Board of Directors is proposing to amend the Company’s certificate of incorporation to effect a reverse stock split, which would immediately be followed by a forward stock split. The special committee of the Board of Directors has tentatively determined a reverse/forward stock split ratio of 1-for-250 shares. As a result, and assuming this ratio is used, record holders owning less than 250 shares of common stock will receive a cash payment of $10.21 per share, and record holders owing 250 or more shares of common stock will retain their current numbers of shares of common stock without change. The Company also anticipates making this payment available to its beneficial owners who own less than 250 shares of common stock (assuming this ratio is used) at the time the reverse stock split is completed.

The stock splits will be considered at a special meeting of the Company’s stockholders expected to be held before the end of the Company’s current fiscal year, which ends on June 30, 2008.

If the stock splits are approved by the Company’s stockholders, then following the stock splits, the Company would continue certain important corporate governance measures and other protections, including, but not limited to, making available to stockholders annual audited and quarterly unaudited financial statements, continuing to have the Company’s financial statements certified by the Company’s chief executive officer and chief financial officer, continuing to hold annual stockholder meetings, and disclosing other material events to stockholders on a periodic basis through press releases or by other acceptable methods. In addition, it is a condition to the transaction that the Company’s common stock be quoted on the OTCQXSM tier of Pink Sheets, LLC.

The special committee and the Board of Directors each have reserved the right to change the ratio of the stock splits or to choose an alternative to the stock splits to the extent they believe it is necessary or desirable in order to accomplish the goal of reducing the number of record holders to below 300. They may also abandon the proposed stock splits at any time prior to the completion of the proposed transaction if they believe that the proposed transaction is no longer in the best interests of the Company or its stockholders.

The foregoing description is qualified in its entirety to the actual text of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Press Release of the Company dated December 5, 2007

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2007	JACLYN, INC.
By: /s/ Anthony Christon
Anthony Christon, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release of the Company dated December 5, 2007